FOR RELEASE July 29, 2013

Contact: ICR, Inc.

William Zima

(+86) 10-6583-7511

(646) 328-2510

Chindex International, Inc. to Report
Second Quarter and First Half of 2013 Financial Results

Bethesda, Maryland – July 29, 2013 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the second quarter and first half of 2013 ended June 30, 2013 on Wednesday, August 7, 2013, after the market closes. Management will host a conference call at 8:00 am ET the following morning on Thursday, August 8, 2013 to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 21028162. A live webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American healthcare company providing healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin, and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated healthcare provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.